As filed with the Securities and Exchange Commission on May 27, 1998

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   AVNET, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            New York                                  11-1890605
  ----------------------------                     ----------------
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                 Identification No.)

                                                  David R. Birk, Esq.
                                       Senior Vice President and General Counsel
      80 Cutter Mill Road                              Avnet, Inc.
  Great Neck, New York  11021                      80 Cutter Mill Road
     (516) 466-7000                         Great Neck, New York  11021
 -----------------------------                       (516) 466-7000
 (Address, including zip code,           ---------------------------------------
and telephone number, including          (Name, address, including zip code, and
  area code, of registrant's                telephone number, including area
 principal executive offices)                  code, of agent for service)

                                   COPIES TO:

   Bernard Cedarbaum, Esq.                      Valerie Ford Jacob, Esq.
  Carter, Ledyard & Milburn             Fried, Frank, Harris, Shriver & Jacobson
        2 Wall Street                        One New York Plaza, 25th Floor
  New York, New York  10005                   New York, New York 10004-1980
       (212) 732-3200                                (212) 859-8000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     Pursuant  to  Rule  429(b),  the  prospectus  constituting  Part I of  this
Registration Statement, as such prospectus may hereafter be amended or supplemented, is a combined prospectus which also relates to the registrant's Registration Statement on Form S-3, Registration No. 33-51835.


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    Title of each class of        Amount to be               Proposed maximum           Proposed maximum              Amount of
 securities to be registered       registered            offering price per unit    aggregate offering price      registration fee
----------------------------------------------------------------------------------------------------------------------------------
Debt Securities ..............   $400,000,000                   100% (1)(2)            $400,000,000(2)             $118,000.00
Debt Securities...............    100,000,000(3)                100% (1)(2)             100,000,000(2)                   -0-  (4)
                                  -----------                                           -----------                 ------------
   Total......................   $500,000,000(1)(5)             100% (1)(2)            $500,000,000(2)             $118,000.00
-----------------------------------------------------------------------------------------------------------------------------------

     (1) If any Debt Securities are issued at an original issue discount, the amount to be registered shall be increased so as to result in an aggregate offering price of all Debt Securities equal to $500,000,000, and the proposed maximum offering price per security will be correspondingly decreased.

     (2) Estimated solely for the purpose of calculating the registration fee. Excludes accrued interest, if any, from the date of issuance.

     (3) Pursuant to Rule 429(b), this $100,000,000 principal amount of Debt Securities is being carried forward from the registrant's Registration Statement on Form S-3, Registration No. 33-51835.

     (4) A registration fee associated with these Debt Securities, in the amount of $34,482.76, was previously paid by the registrant with its Registration Statement on Form S-3, Registration No. 33-51835. Accordingly, since the registration fee for these Debt Securities as currently computed would be $29,500.00, no registration fee is currently payable with respect to these Debt Securities.

     (5) If any Debt Securities are issued in a principal amount denominated in a foreign currency, the amount to be registered shall be such amount as shall result in an aggregate principal amount equivalent to $500,000,000 at the time of the initial offerings.

                          ----------------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                              SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED MAY 27, 1998

PROSPECTUS
                                   Avnet, Inc.
                                 Debt Securities
                                     ______

     Avnet, Inc., a New York corporation (the "Company"), may offer, from time to time, debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") at an aggregate principal amount not to exceed $500,000,000 or, if the principal of the Debt Securities is payable in a foreign or composite currency, the equivalent thereof at the time of the initial offerings. The Debt Securities may be offered as separate series and may be offered in amounts, at prices and on terms to be determined at the time of sale. When a particular series of Debt Securities (the "Offered Debt Securities") are offered, a supplement to this Prospectus (a "Prospectus Supplement") will be delivered with this Prospectus setting forth the terms of such Offered Debt Securities, including, if applicable, the specific designation, aggregate principal amount, denominations, currency, purchase price, maturity, rate (which may be fixed or variable) and time of payment of interest, redemption terms, and any listing on a securities exchange of the Offered Debt Securities.

         The Debt Securities may be issued in registered or bearer form or both. In addition, all or a portion of the Debt Securities of a series may be issued in temporary or permanent global form. Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
        STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
           OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


     The Offered Debt Securities may be sold directly by the Company, or indirectly through agents designated from time to time or through underwriters or dealers, or through a combination of such methods. See "Plan of Distribution." If any agents of the Company or any underwriters or dealers are involved in the sale of the Offered Debt Securities, the names of such agents, underwriters or dealers and any applicable commissions or discounts will also be set forth in the Prospectus Supplement. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement.

             The date of this Prospectus is _____________ __ , 1998.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1500, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the Commission at 1-800-SEC-0330. Such material can also be obtained on the Commission's Web site at http://www.sec.gov, and can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014, on which exchanges the common stock of the Company is listed.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (which, together with all amendments and exhibits thereto, is referred to herein as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Debt Securities offered hereby. Any statement contained herein concerning the provisions of any contract or other document is not necessarily complete, and is qualified in its entirety by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. The Registration Statement may be inspected without charge at the office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-4224) are incorporated herein by reference:

               1. The Company's Annual Report on Form 10-K for the fiscal year ended June 27, 1997;

               2. The Company's definitive proxy statement dated October 10, 1997, for the annual meeting of the shareholders of the Company held on November 19, 1997;

               3. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended September 26, 1997, December 26, 1997, and March 27, 1998; and

               4. The Company's Current Reports on Form 8-K bearing cover dates of September 23, 1997, September 25, 1997, and February 6, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document deemed to be incorporated herein or contained in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to Raymond Sadowski, Senior Vice
President, Avnet, Inc., 80 Cutter Mill Road, Great Neck, New York 11021 (telephone (516) 466- 7000).

                                   THE COMPANY

     The Company is one of the world's largest distributors of electronic and electromechanical components and computer products sold principally to industrial customers and to some commercial and military customers. The Company's principal suppliers are Intel, Motorola, National Semiconductor, Texas Instruments, Advanced Micro Devices, Harris Corporation, AMP, Inc., ITT Cannon, Bendix Corporation, Digital Equipment Corporation, Hewlett Packard, IBM, Connor Peripherals and Seagate Technology. Its primary customers are original equipment manufacturers. Electronic components are shipped either as received from the Company's suppliers or with assembly or other value added. The Company also provides inventory management services with respect to the electronic components it sells.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of the Company's earnings to fixed charges, on a consolidated basis, for the periods indicated:


  Nine months                               Year ended
     ended         -------------------------------------------------------------
   March 27,       June 27,     June 28,      June 30,      July 1,     June 30,
    1998(1)          1997         1996         1995         1994(2)       1993
    -------          ----         ----         ----         -------       ----
     8.1             10.3         10.7          8.7          7.9           8.7
-------

(1) Income before income taxes for the nine months ended March 27, 1998, includes the gain on the sale of Channel Master ($33.8 million), offset somewhat by costs relating to the anticipated divestiture of Avnet Industrial, the closure of the Company's corporate headquarters in Great Neck, New York, and the anticipated loss on the sale of Company-owned real estate, amounting to $13.3 million in the aggregate. Had such one-time items (amounting to $20.5 million, net) not been included, the ratio of earnings to fixed charges for the nine months ended March 27, 1998, would have been 7.5 on a pro forma basis.

(2) Income before income taxes for the year ended July 1, 1994, includes restructuring and integration charges of $22.7 million in connection with the acquisition of Hall-Mark Electronics Corporation. Had such one-time charges not been included, the ratio of earnings to fixed charges for the year ended July 1, 1994, would have been 8.9 on a pro forma basis.

                                 USE OF PROCEEDS

     Except as may be set forth in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include repayment of debt, capital expenditures, possible acquisitions, repurchases of the Company's common stock, and working capital. Pending such use, the net proceeds may be temporarily invested in short-term securities.

         Depending on market conditions, the financial needs of the Company and other factors, the Company may, from time to time, undertake additional financings. The amount and timing of such financings, if any, cannot be determined at this time.


                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities are to be issued under an Indenture dated as of February 1, 1994 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), which is an exhibit incorporated by reference in the Registration Statement. The following summary of certain general provisions of the Indenture and the Debt Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions in the Indenture are referred to herein, such provisions are incorporated by reference herein. Unless otherwise defined herein, all capitalized terms in this section have the same meanings given to such terms in the Indenture.

General

     The aggregate principal amount of Debt Securities which can be issued under the Indenture is unlimited. The Debt Securities to which this Prospectus relates will be issued from time to time in one or more series in amounts the proceeds of which will aggregate up to $500,000,000 and will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Indenture does not limit the amount of other indebtedness or securities, other than certain secured indebtedness as described below, that may be issued by the Company.

     Debt Securities of a series may be issued in registered form ("Registered Securities") or bearer form ("Bearer Securities") or both as specified in the terms of the series. Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") registered in the name of a depository or its nominee and, in such case, beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

     Reference is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for the following terms of such Offered Debt Securities:

     o    The   designation,   aggregate   principal   amount   and   authorized
          denominations;

     o The issue price expressed as a percentage of the aggregate principal amount;

     o    The date or dates of maturity;

     o The interest rate per annum (fixed or floating) or the method by which such interest rate will be determined;

     o    The dates interest will commence accruing and, if applicable,  be paid
          and,  for  Registered  Securities,   the  record  dates  for  interest
          payments;

     o    Where principal and interest, if any, will be paid;

     o    Any optional or mandatory sinking fund provisions;

     o The dates and redemption prices relating to any optional or mandatory redemption provisions and other terms and provisions of any optional or mandatory redemptions;

     o The denominations of Registered Securities if other than denominations of $1,000 and any multiple thereof, and the denominations of Bearer Securities if other than denominations of $5,000;

     o The portion of the principal amount payable on declaration of acceleration of maturity or provable in bankruptcy, if other than the principal amount;

     o    Any Events of Default, if not set forth in the Indenture;

     o The currency or currencies, including composite currencies, of payment of the principal (and premium, if any) and interest (if any), if other than the currency of the United States of America;

     o If the principal (and premium, if any) or interest, if any, are to be payable, at the election of the Company or any Holder thereof, in coin or currency other than that in which the Offered Debt Securities of the series are stated to be payable, the period or periods within which, and the terms and condition on which, such election may be made;

     o If such securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of Holders of such Offered Debt Securities as Outstanding Securities under the Indenture;

     o If the amount of payments of principal (and premium, if any), or portions thereof, or interest may be determined with reference to an index, formula or other method, the manner of determining such amounts;

     o Whether the Offered Debt Securities will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of the Offered Debt Securities in bearer form, and whether the Offered Debt Securities in bearer form will be exchangeable (and the terms on which such exchange may be made) for Offered Debt Securities in registered form;

     o Whether Offered Debt Securities will be issued in whole or in part in the form of one or more Global Securities and, if so, the method of transferring beneficial interest in such Global Security or Global Securities;

     o The application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and related conditions;

     o Any additional restrictive covenants or other material terms relating thereto which may not be inconsistent with the Indenture; and

     o    Any applicable federal income tax consequences.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, principal (and premium, if any) will be payable, and the Registered Securities will be transferable, at the corporate trust office of the Trustee in New York, New York. Unless other arrangements are made, interest, if any, will be paid by checks mailed to the Holders of Registered Securities at their registered addresses. To the extent set forth in the Prospectus Supplement relating thereto,

Bearer Securities and the coupons appertaining thereto will be payable, against surrender thereof, subject to any applicable laws and regulations, at the offices of such paying agencies outside the United States as the Company may appoint from time to time. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     One or more series of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

     The Company will comply with Section 14(e) of the Exchange Act, and any tender offer rules of the Commission under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase Offered Debt Securities at the option of the holders thereof. Any such obligation applicable to a series of Debt Securities will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

     The Company may at any time purchase Debt Securities at any price in the open market or otherwise. Debt Securities so purchased by the Company may, at its sole option, be held, resold or surrendered to the Trustee for cancellation.

Certain Definitions

     "Attributable Debt" means, as to any particular lease, the greater of (i) the fair market value of the property subject to the lease (as determined by the Company's Board of Directors), or (ii) the total net amount of rent required to be paid during the remaining term of the lease, discounted by the weighted average effective interest cost per annum of the outstanding Debt Securities of all series, compounded semi-annually.

     "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth in the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than twelve months from the date as of which the determination is made or having a maturity of twelve months or less but by its terms being renewable or extendible beyond twelve months from such date at the option of the borrower, and (ii) rental obligations payable more than twelve months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included as an asset for the purposes of the definition of Consolidated Net Assets).

     "Person" means any  individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     "Principal Property" means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets, other than (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the Company's Board of Directors is not of material importance to the total business conducted by the Company as an entirety, or
(iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns a Principal Property.

     "Subsidiary" means any corporation more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries.

     "Voting Stock" means capital stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

Highly Leveraged Transactions

     Unless otherwise described in a Prospectus Supplement relating to any Offered Debt Securities, there are no covenants or provisions contained in the Indenture which may afford the holders of Offered Debt Securities direct protection in the event of a highly leveraged transaction involving the Company.

Restrictions on Secured Debt

     The Company covenants in the Indenture, for the benefit of each series of Debt Securities other than any series which specifically provides otherwise, that if the Company or any Restricted Subsidiary shall after the date of the Indenture incur or guarantee any loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure the Debt Securities equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt (plus all Attributable Debt which is not excluded as described below under the caption " -- Restrictions on Sale and Leaseback Financings") would not exceed 10% of Consolidated Net Assets.

     This restriction will not apply to, and there will be excluded from secured Debt in any computation of the above restriction, Debt secured by (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Company or a Restricted Subsidiary, (c) Mortgages in favor of governmental bodies to secure progress, advance or other payments, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction or improvement Mortgages which are entered into within 180 days after the acquisition of such property, shares or Debt or, in the case of real property, within 180 days after the later of (1) the completion of construction on, substantial repair to, alteration or development of, or substantial improvement to, such property, or (2) the commencement of commercial operations on such property, (e) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith, (f) Mortgages arising from deposits with, or the giving of any form of security to, any governmental agency required as a condition to the transaction of business or to the exercise of any privilege, franchise or license, (g) Mortgages for taxes, assessments or government charges or levies which are not then due or, if delinquent, are being contested in good faith, (h) Mortgages (including judgment liens) arising from legal proceedings being contested in good faith, (i) Mortgages existing at the date of the Indenture and
(j) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (i) inclusive.

Restrictions on Sale and Leaseback Financings

     The Company covenants in the Indenture, for the benefit of each series of Debt Securities other than any series which specifically provides otherwise, that the Company will not itself, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction involving any Principal Property, unless after giving effect thereto the aggregate amount of all Attributable Debt with respect to all such transactions, plus all secured Debt which is not excluded as described above under the caption " -- Restrictions on Secured Debt," would not exceed 10% of Consolidated Net Assets.

     This restriction will not apply to, and there will be excluded from Attributable Debt in any computation of the above restriction, any sale and leaseback transaction if (a) the lease is for a period, including renewal rights, of not in excess of three years, (b) the sale or transfer of the Principal Property is made within 180 days after its acquisition or within 180 days after the later of (1) the completion of construction on, substantial repair to, alteration or development of, or substantial improvement to, such property, or (2) the commencement of commercial operations thereon, (c) the transaction is between the Company and a Restricted Subsidiary, or between Restricted Subsidiaries, (d) the Company or a Restricted Subsidiary would be entitled to incur a Mortgage on such Principal Property securing Debt in an amount equal to the Attributable Debt with respect to such transaction without equally or ratably securing the Securities, or (e) the Company or a Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies to the retirement of Funded Debt of the Company or a Restricted Subsidiary ranking on a parity with or senior to the Debt Securities, or to the purchase of other property which will constitute a Principal Property having a fair market value at least equal to the fair market value of the Principal Property leased, an amount equal to the greater of the net proceeds of the sale of the Principal Property or the fair market value (as determined by the Company's Board of Directors) of the Principal Property leased at the time of entering into such arrangement (as determined by the Board of Directors).

Restrictions on Mergers and Consolidations

     The Company covenants in the Indenture that it will not merge or sell, convey, transfer or lease all or substantially all of its assets unless (i) the successor Person is the Company or another Person organized under the laws of the United States (including any state thereof and the District of Columbia) which assumes the Company's obligations in the Debt Securities and under the Indenture, and (ii) after giving effect to such transaction, the Company or the successor Person would not be in default under the Indenture.

Events of Default

     The Indenture defines "Events of Default" with respect to the Debt Securities of any series as being one of the following events: (i) default in the payment of any installment of interest on that series for 30 days after becoming due; (ii) default in the payment of principal on that series when due;
(iii) default in the deposit of any sinking fund payment on that series when due; (iv) default in the performance of any other covenant in the Debt Securities of that series or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Debt Securities other than that series) for 90 days after notice; (v) certain events of bankruptcy, insolvency or reorganization; and (vi) any other Event of Default provided with respect to Debt Securities of that series. If an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities then outstanding of that series may declare the principal amount of the Debt Securities of such series (or, in the case of Debt Securities sold at an original issue discount, the amount specified in the terms thereof) and the accrued interest thereon, if any, to be due and payable. Under certain conditions, such a declaration may be rescinded.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to it, give the affected holders of Debt Securities notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the affected holders of Debt Securities.

     The Company will be required to furnish to the Trustee annually a statement by certain officers of the Company certifying that there are no defaults or specifying any default.

     The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in exercising the same, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request.

Modification of the Indenture

     With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by the modification; provided that no such modification or amendment may be made, without the consent of the holder of each Debt Security affected, which would (i) reduce the principal amount of or the interest on any Debt Security, or change the stated maturity of the principal of, or any installment of interest on, any Debt Security or the other terms of payment thereof, or (ii) reduce the above-stated percentage of Debt Securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of Debt Securities of any series, the consent of the holders of which is required to waive certain past defaults.

Defeasance and Discharge

     The Indenture provides that the Company may elect, with respect to the Debt Securities of any series, to terminate (and be deemed to have satisfied) any and all of its obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the Debt Securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified Debt Securities) on the 91st day after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of (and premium, if any), and interest, if any, on, and any mandatory sinking fund payments in respect of, such Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be counsel to the Company) to the effect that, based upon applicable Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such Debt Securities. If so specified with respect to the Debt Securities of a series, such a trust may be established only if establishment of the trust would not cause the Debt Securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

Concerning the Trustee

     The First National Bank of Chicago is the Trustee under the Indenture and has been appointed by the Company as initial Security Registrar with regard to the Debt Securities. The Company currently does, and from time to time in the future may, maintain lines of credit and have customary banking relationships with the Trustee. The Trustee may serve as trustee for other debt securities issued by the Company from time to time.


                              PLAN OF DISTRIBUTION

     The Company may sell Offered Debt Securities to or through one or more underwriters or dealers, directly to institutional investors or other purchasers, through agents, or through a combination of such or other methods. The distribution of the Offered Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If underwriters are used in the sale, the Offered Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Debt Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased.


     The Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the sale of Offered Debt Securities, underwriters or agents may receive compensation from the Company or from purchasers of Offered Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Offered Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Offered Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the related Prospectus Supplement.

     If so indicated in the related Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Offered Debt Securities may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company with respect to payments they may be required to make in respect thereof.

     Certain of the underwriters or agents and their affiliates may engage in transactions with and perform services for the Company or its affiliates in the ordinary course of their respective businesses.

     If underwriters or dealers are used in the sale, until the distribution of the Offered Debt Securities is completed, rules of the Securities and Exchange Commission may limit the ability of any such underwriters and certain selling group members, if any, to bid for and purchase the Offered Debt Securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Debt Securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Debt Securities.

     If the underwriters create a short position in the Offered Debt Securities in connection with the offerings, i.e., if they sell more Offered Debt Securities than are set forth on the cover page of the Prospectus Supplement, the representatives of the underwriters may reduce that short position by purchasing Offered Debt Securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over allotment option, if any, described in the Prospectus Supplement.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither the Company nor any underwriter or agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Debt Securities. In addition, neither the Company nor any underwriter or agent makes any representation that the representatives of any underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members, if any. This means that if the representatives of the underwriters purchase Offered Debt Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Offered Debt Securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Offered Debt Securities as part of the offering. The imposition of a penalty bid might also have an effect on the price of the Offered Debt Securities to the extent that it discourages resales of the Offered Debt Securities.

     The Debt Securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. No assurances can be given as to the liquidity of the trading market for any of such securities.

                                  LEGAL MATTERS

     The validity of the Offered Debt Securities will be passed upon for the Company by David R. Birk, Senior Vice President and General Counsel of the Company. Mr. Birk beneficially owns 17,794 shares of the Company's common stock, including 14,375 shares issuable upon exercise of employee stock options. Certain legal matters with respect to the Offered Debt Securities will be passed upon for the underwriters, dealers or agents, if any, by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), One New York Plaza, New York, New York 10004, unless otherwise specified in the Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The expenses in connection with the registration of the securities being offered hereby are estimated to be:


Securities and Exchange Commission
    registration fee.......................................     $118,000
Rating agency fees.........................................      180,000
Legal fees.................................................       50,000
Accounting fees............................................       50,000
Printing and engraving expenses............................       15,000
Blue sky fees and expenses.................................       10,000
Trustee's fees and expenses................................        2,500
Miscellaneous..............................................       14,500
                                                                --------
         Total.............................................     $440,000


Item 15.  Indemnification of Directors and Officers.

     Section 53 of the registrant's By-laws provides as follows:

                                "Indemnification"

               "A. The Corporation shall indemnify, and advance the expenses of, any director, officer or employee to the full extent permitted by the New York Business Corporation Law as the same now exists or may hereafter be amended.

               "B. The indemnification and advancement of expenses granted pursuant to this Section 53 shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution or shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

               "C. No amendment, modification or rescission of these By-laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted."

     Section 721 of the New York Business Corporation Law (the "B.C.L.") provides that no indemnification may be made to or on behalf of any director or officer of the Registrant if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Section 53B of the Registrant's By-laws includes the foregoing statutory language.

     The rights granted under Section 53 of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reason able expenses, including attorneys' fees," actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

     A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section 726).

     The registrant's directors and officers are currently covered as insureds under directors' and officers' liability insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $50,000,000 of coverage for directors and officers of the Registrant and its subsidiaries against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act").


Item 16.  Exhibits.

  Exhibit
    No.
    ---

     1    Form of Standard Underwriting Agreement Provisions.

     4 Indenture dated as of February 1, 1994, between the registrant and The First National Bank of Chicago, as Trustee, filed as Exhibit 4 to the registrant's Current Report on Form 8-K (Commission File No. 1-4224) bearing cover date of March 8, 1994, and incorporated herein by reference.

     5 Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder.

     12   Statement of computation of ratios of earnings to fixed charges.

     23(a) Consent of Arthur Andersen LLP.

     23(b) Consent of David R. Birk, Esq. (included in Exhibit 5).

     24   Powers of Attorney.

     25 Form T-1 Statement of Eligibility of The First National Bank of Chicago under the Trust Indenture Act of 1939.

Item 17.  Undertakings.

     (1) The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) The undersigned registrant hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Great Neck, State of New York, on May 27, 1998.

                                            AVNET, INC.



                                            By:/s/Raymond Sadowski
                                               -------------------
                                               Raymond Sadowski
                                               Senior Vice President and
                                                Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed on May 27, 1998, by the following persons in the capacities indicated:

Signature                                         Title
---------                                         -----


     *
-----------                                       Chairman of the Board, Chief
Leon Machiz                                       Executive Officer and Director



     *                                            Director
------------
Eleanor Baum



     *                                            Director
-----------------
Gerald J. Berkman

Signature                                         Title
---------                                         -----


     *
-------------------                               Director
J. Veronica Biggins


     *
-------------------                               Director
Joseph F. Caligiuri


     *
-------------                                     Director
Ehud Houminer


     *
------------------                                Director
Salvatore J. Nuzzo


     *
----------------                                  Director
Frederic Salerno


     *
----------                                        Director
David Shaw


     *
----------                                        Director
Roy Vallee


     *
--------------                                    Director
Keith Williams

Signature                                         Title
---------                                         -----



     *
-----------------                                 Director
Frederick S. Wood



/s/Raymond Sadowski
-------------------                               Senior Vice President and
Raymond Sadowski                                  Chief Financial Officer




/s/John F. Cole
---------------                                   Controller and
John F. Cole                                      Chief Accounting Officer



_________________

* By:/s/Raymond Sadowski
     -------------------
         Raymond Sadowski
         Attorney-in-Fact

                                  EXHIBIT INDEX



  Exhibit
    No.
    ---
     1          Form of Standard Underwriting Agreement Provisions

     4 Indenture dated as of February 1, 1994, between the registrant and The First National Bank of Chicago, as Trustee, filed as Exhibit 4 to the registrant's Current Report on Form 8-K (Commission File No. 1-4224) bearing cover date of March 8, 1994, and incorporated herein by reference

     5 Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder

    12 Statement of computation of ratios of earnings to fixed charges

    23(a)       Consent of Arthur Andersen LLP

    23(b)       Consent of David R. Birk, Esq. (included in Exhibit 5)

    24          Powers of Attorney

    25 Form T-1 Statement of Eligibility of The First National Bank of Chicago under the Trust Indenture Act of 1939